UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2025

THIRD COAST BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41028	46-2135597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20202 Highway 59 North Suite 190
Humble, Texas		77338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 446-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	TCBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 1, 2025, Third Coast Bank, a Texas banking association (the “Bank”) and a wholly owned bank subsidiary of Third Coast Bancshares, Inc. (the “Company”), originated a $200 million revolving commercial real estate loan (the “Mortgage Loan”) made to Spur Portfolio Holdings, L.P. secured by interests in 1-4 family residential dwellings located in the State of Texas.

The Bank created participation interests in the Mortgage Loan pursuant to a Participation Agreement, dated as of April 1, 2025, by and between the Bank, as initial Participation A-1 holder, the Bank, as initial Participation A-2 holder, and the Bank, as initial Participation A-3 holder. The Bank subsequently sold Participation A-1 to EJF CRT 2025-1 Depositor LLC (the “Depositor”), who subsequently sold Participation A-1 to EJF CRT 2025-1 LLC (the “Issuer”). The Bank retained Participation A-2 and Participation A-3.

The Issuer pledged Participation A-1, representing the Issuer’s pro rata economic interest in the Mortgage Loan, to U.S. Bank Trust Company, National Association (the “Indenture Trustee”), pursuant to an Indenture, dated as of April 1, 2025 (the “Indenture”), by and between the Issuer, the Indenture Trustee, the Bank, as servicer, and U.S. Bank National Association, as securities intermediary, and issued its Asset-Backed Notes, Series 2025-1, consisting of Class A-1 Notes and Class M-1 Notes. The Issuer sold the Class A-1 Notes to the Bank and certain of the Class M-1 Notes to affiliates of the Depositor on April 1, 2025.

EJF Financial Debt Strategies GP LLC (the “Sponsor”), an affiliate of EJF Capital LLC, owns 100% of the equity interests in the Depositor, which in turn owns 100% of the beneficial equity interest in the Issuer. The Bank is not affiliated with the Sponsor, the Depositor or the Issuer.

It is expected that these transactions will reduce the Bank’s risk-weighted assets as calculated under current risk-based capital rules. It is also expected that these transactions will reduce the ratio of loans for construction, land development and other land to the Bank’s total capital, a measure used by the Bank’s regulators to inform their supervisory approach to possible loan concentration risk. The Company believes these transactions improve the diversity of the Bank’s on-balance sheet loan portfolio.

A copy of the press release announcing these transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference, including the cautionary language regarding forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD COAST BANCSHARES, INC.

Date:	April 7, 2025	By:	/s/ R. John McWhorter
R. John McWhorter Chief Financial Officer